THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING
            SUBMITTED PURSUANT TO RULE 901(d) OF REGULATION S-T

                               UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

        Date  of  Report  (Date  of earliest  event  reported):
        February 7, 1997


                        COLLINS INDUSTRIES, INC.
         (Exact name of registrant as specified in its charter)

                               Missouri
             (State or other jurisdiction of incorporation)

                  0-12619                         43-0985160
         Commission  File  Number         (IRS Employer Identification No.)

             421 East 30th Avenue, Hutchinson, Kansas         67502
             (Address of principal executive offices)       (Zip Code)


         Registrant's telephone number, including area code (316) 663-5551

                                            N/A
           (Former name or former address, if changed since last report)



         11022959




         Item 5.   Other Events.

         Exhibit  1  -  (Press Release of February 7,  1997)  is
                         hereby incorporated by reference.

         Exhibit  2  -  (Press Release of January 27,  1997)  is
                         hereby incorporated by reference.




                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange
         Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   COLLINS INDUSTRIES, INC.


                                   By:  /s/Larry W. Sayre
                                        Larry W. Sayre
                                        Vice President - Finance and
                                        Chief Financial Officer

         Date:     February 11, 1997




                                  EXHIBIT INDEX

               Exhibit             Description                   Page

                  1        Press release of February 7, 1997       1
                  2        Press release of January 27, 1997       2






                                                                 Exhibit 1

         NEWS RELEASE

         FOR IMMEDIATE RELEASE:              CONTACT: Larry W. Sayre
                                             Vice President - Finance & CFO
                                             Telephone: (316) 663-5551

               Hutchinson, Kansas, February 7, 1997 --- COLLINS INDUSTRIES, INC. (Nasdaq: COLL) announced today that delays in chassis deliveries will negatively impact the
        Company's  operating  results  for  its  first   fiscal
        quarter  which  ended January 31, 1997.    The  Company
        said that deliveries of both the Chevrolet GMT 600 chassis and Ford Motor Company's E350 and E450 chassis were significantly delayed due to production problems encountered by both Ford and Chevrolet. The Company estimated that the impact on net earnings during the first fiscal quarter to be approximately $300,000
        ($.04 per share) due to these production delays.

               Currently, Chevrolet has informed the Company that it can meet its future delivery requirements of the GMT 600 chassis. The Company added that its ability to meet future production requirements is highly dependent on Chevrolet meeting its currently scheduled delivery dates. The production losses incurred in the first fiscal quarter ended January 31, 1997 are not expected to be recovered in future fiscal quarters.

               Additionally, the Company said that its bus operations also would be impacted in its second fiscal quarter as a result of Ford's anticipated shutdown of its Lorain, Ohio production plant. Ford's shutdown of this plant, which produces the Ford E350 and E450 chassis, stems from a labor dispute between the UAW and Johnson Controls, the principal supplier of Ford's
        seats   for these chassis.   The Company added  that  a
        prolonged  strike of more than five weeks   also  would
        ultimately impact the Company's ambulance operations. Ford is currently unable to predict when the labor dispute may be settled. Due to the nature of this situation, the Company is unable to predict with any degree of certainty when its normally scheduled chassis deliveries from Ford will be resumed.

                The Company has experienced no cancellation of orders from these shortages and its sales backlogs were $43.3 million at January 31, 1997 compared to $41.4 million at January 31, 1996.

                Collins Industries, Inc. is a leading manufacturer of ambulances, small school buses, commercial buses, terminal trucks and wheelchair lifts and accessories for the disabled. The Company sells its products throughout the United States and, to a lesser extent, abroad.

                                                             Page 1



                                                            Exhibit 2

         NEWS RELEASE

         FOR IMMEDIATE RELEASE:        CONTACT: Larry W. Sayre
                                       Vice President - Finance & CFO
                                       Telephone: (316) 663-5551

              Hutchinson,   Kansas,  January  27,  1997  .....Collins
         Industries, Inc. (Nasdaq: "COLL") announced the final extension of the expiration date of its outstanding warrants to purchase common stock. These warrants, which were to expire on February 28, 1997, have been extended for a one-year period to February 28, 1998.
         THE COMPANY ALSO INTENDS FOR THIS TO BE THE FINAL EXTENSION OF THE EXPIRATION DATE.

              The exercise price of $9.75 remains unchanged. Each warrant outstanding may be exercised to purchase 1.25 shares of the Collins Industries, Inc. common stock.

              The warrants were issued in conjunction with a public units offering in November, 1984. At January 1, 1997, there were 479,999 warrants outstanding. These are the only warrants to purchase common stock of the Company, which are presently outstanding.

               Collins  Industries, Inc. is a leading manufacturer  of
         ambulances,  small  school  buses,  commercial   buses,
         terminal trucks and wheelchair lifts and accessories for the handicapped. The Company sells its products throughout the United States and, to a lesser extent, abroad.

                                                             Page 2